Exhibit 3.1.42

CERTIFICATE OF LIMITED PARTNERSHIP

OF

CARRABBA’S/SUN COAST, LIMITED PARTNERSHIP

1.	CARRABBA’S/SUN COAST, LIMITED PARTNERSHIP
(Name of Limited Partnership; must contain a suffix such as “Limited,” “Ltd.,” or “Limited Partnership”)

2.	2202 North West Shore Boulevard, 5th Floor, Tampa, Florida 33607
(Business address of Limited Partnership)

3.	Kelly M. Braun
(Name of Registered Agent for Service of Process)

4.	2202 North West Shore Boulevard, 5th Floor, Tampa, Florida 33607
(Florida street address for Registered Agent)

5.	/S/ Kelly M. Braun
(Registered Agent must sign here to accept designation as Registered Agent for Service of Process)

6.	2202 North West Shore Boulevard, 5th Floor, Tampa, Florida 33607
(Mailing Address of the Limited Partnership)

7.	The latest date upon which the Limited Partnership is to be dissolved is: 12/31/2038

8.	Name(s) of general partner(s):	Street address:

	CARRABBA’S ITALIAN GRILL, INC.	2202 North West Shore Boulevard, 5th Floor Tampa, Florida 33607

	SUN COAST RESTAURANT GROUP, INC..	105 Cannon Court West Ponte Verde Beach, Florida 32082

Under penalties of perjury I (we) declare that I (we) have read the foregoing and know the contents thereof and that the facts stated herein are true and correct.

Signed this 27 day of February, 2001.

Signature of all general partners:

SUN COAST RESTAURANT GROUP, INC.		CARRABBA’S ITALIAN GRILL, INC.
a Florida corporation as General Partner		A Florida corporation, as General Partner

By:	/s/ F. Beavon Smith	By:	/s/ Steven T. Shlemon
	F. BEAVON SMITH, President		STEVEN T. SHLEMON, President

AFFIDAVIT OF CAPITAL CONTRIBUTIONS

FOR FLORIDA LIMITED PARTNERSHIP

The undersigned, constituting the sole general partner of CARRABBA’S/SUN COAST, LIMITED PARTNERSHIP, a Florida Limited Partnership, certify that:

The amount of capital contributions to date of the limited partners is $ —ZERO—.

The total amount contributed and anticipated to be contributed by the limited partners at this time totals $25,000.

Signed this 27 day of February, 2001.

FURTHER AFFIANT SAYETH NOT.

Under penalties of perjury I (we) declare that I (we) have read the foregoing and know the contents thereof and that the facts stated herein are true and correct.

SUN COAST RESTAURANT GROUP, INC.		CARRABBA’S ITALIAN GRILL, INC.
a Florida corporation as General Partner		A Florida corporation, as General Partner

By:	/s/ F. Beavon Smith	By:	/s/ Steven T. Shlemon
	F. BEAVON SMITH, President		STEVEN T. SHLEMON, President

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF LIMITED PARTNERSHIP

OF

Carrabba’s/Sun Coast, Limited Partnership
(Insert name currently on file with Florida Department of State)

Pursuant to the provisions of section 620.1202, Florida Statutes, this Florida limited partnership or limited liability limited partnership, whose certificate was filed with the Florida Department of State on 2/6/2001, adopts the following certificate of amendment to its Certificate of limited partnership.

FIRST: Amendment(s): (Indicate information being amended, added or deleted)

Sun Coast Restaurant Group, Inc. (P01000017270) has sold its interest in the partnership to Carrabba’s Italian Grill, Inc. and is herby removed as a general partner

SECOND: Effective date, if other than the date of filing: na

(Effective date cannot be prior to nor more than 90 days after the date this document is filed by the Florida Department of State.)

Signature(s) of a general partner(s)*:

(*Note: If adding or deleting an election to be a limited liability partnership statement, all general partners must sign the amendment.)

/s/ Joseph J. Kadow

Joseph J. Kadow, Executive VP of
Carrabba’s Italian Grill, Inc.

Signature(s) or new or dissociating general partner(s), if any:

/s/ Skip Attinger, President Sun Coast	Skip Attinger, President of
Sun Coast Restaurant Group, Inc.